UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, AMC Entertainment Holdings, Inc. (the “Company”) announced Stephen A. Colanero and John D. McDonald had notified the Company of their intent to retire from their positions with the Company. Mr. Colanero currently serves as the Executive Vice President & Chief Marketing Officer of the Company and will retire effective March 31, 2022. Mr. McDonald currently serves as the Executive Vice President, U.S. Operations of the Company and will retire effective May 19, 2022.

The Company issued a press release regarding the foregoing retirements and other management changes which is attached as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 28, 2022.

104	Cover Page Interactive Data File – (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: March 1, 2022	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President, Chief Financial Officer and Treasurer